Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:

Rick Filippelli, President and CEO TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873 866-352-5304	Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com diana@wolfeaxelrod.com
TeamStaff Reports Third Quarter Results
— Company to Conduct Conference Call Today at 11am EDT —
Somerset, New Jersey— August 14, 2009 — TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced its financial results for the third quarter ended June 30, 2009.
TeamStaff’s operating revenues for the three months ended June 30, 2009 were $13.1 million as compared to $15.8 million in the comparable quarter last year and $13.7 million in the prior quarter ended March 31, 2009. The decrease in operating revenues from the prior year is due primarily to the impact of the economic environment on the results of TeamStaff Rx coupled with reduced personnel requirements and overtime restrictions at certain Government facilities. Net loss was $0.5 million or ($0.11) per share compared to net income of $0.5 million or $0.11 per share in the comparable quarter last year and a net loss of $0.6 million or $(0.11) per share sequentially. Adjusted to eliminate profit from certain non-recurring retroactive billings in the third quarter of last year, the results for the three months ended June 30, 2008 would have been a net income of $0.3 million, or $0.05 per share.
Commenting on the Company’s third quarter results, TeamStaff’s President and CEO, Rick J. Filippelli, stated, “During the quarter, the current operating environment for the TeamStaff Rx subsidiary continued to follow the contraction in hospital spending. Declining hospital revenues and overall conditions in the credit markets have made hospital access to credit markets tougher. This in turn has forced hospitals to cut spending. Permanent hospital staff is willing to work more hours resulting in a reduction in the demand for temporary staffing. This contributed to a 44% decline in third quarter Rx revenues compared to the prior year period. Although the market remains very challenging as evidenced by our significant drop in comparative third quarter revenues, we are starting to see signs that the pace of decline has slowed as open orders have increased 60% over the past month and applications from travelers continues to grow.”
Mr. Filippelli continued “Looking at our Government subsidiary, TeamStaff GS, despite the weak economy, posted relatively flat sequential quarter revenues. Due to the longer term nature of Government contracts and the Government’s commitment to support Veteran and active military programs, we believe that our GS business is better positioned to grow in a down economy. We have, however, experienced a longer Government sales cycle over the past two quarters. The process from solicitation to contract award has taken longer due to, we believe, key employee turnover within agencies and the slow rate that stimulus funds have flowed through the system. Over the past quarter, however, with key agency positions being filled and stimulus funding being committed, our pipeline, which represents current bid opportunities as well as solicitations expected out within the next quarter, has grown. We believe the Government’s demand for contracted workers will be strong both in the short and long term. Going forward, we expect this demand to translate into substantial revenue opportunities for the Company. “
TeamStaff’s operating gross profit was $2.1 million, or 16.0% of revenues, in the third quarter of fiscal 2009 as compared to $3.0 million, or 19.2% of revenues, in the third quarter of fiscal 2008. The key drivers for the year over year decrease in gross profit were a higher percentage of Government revenues which carry a lower gross profit, an increase in medical expenses and lower employee turnover resulting in higher vacation expense. Effective July 1, 2009, billing increases to certain government facilities were granted that are expected to help offset these additional expenses going forward. SG&A expenses for the three months ended June 30, 2009 and June 30, 2008, were $2.7 million and $3.0 million, respectively, despite a 5.7% increase in new business expense from the third quarter of fiscal 2008 to the third quarter of fiscal 2009.
Despite the loss, the Company remains on sound financial footing. At June 30, 2009, the Company had cash and cash equivalents of $3.7 million and no balance outstanding on its revolving credit facility. During the quarter, the Company received approximately $0.5 million of insurance refunds. In addition, final settlement of the Government retro billings, anticipated prior to our September year end could net the Company $1.0 million in cash. For the quarter ended June 30, 2009, the Company was not in compliance with the debt service coverage ratio covenant required by the credit facility and has requested a waiver from Sovereign Bank. Sovereign is in the process of reviewing our request. The Company believes that it has adequate liquidity resources to fund operations over the next twelve months.
Nine Month Results
TeamStaff’s operating revenues for the nine months ended June 30, 2009 were $41.5 million as compared to $47.0 million last year. TeamStaff’s operating gross profit was $7.0 million, or 16.9% of revenues, for the nine months ended June 30, 2009 as compared to $8.5 million, or 18.0% of revenues, for the nine months ended June 30, 2008. SG&A expenses were $8.1 million and $8.2 million for nine months ended June 30, 2009 and 2008, respectively. Net loss was $1.0 million or ($0.21) per share for the first nine months of fiscal 2009 compared to net income of $0.6 million or $0.13 per share for the first nine months of fiscal 2008. Adjusted to eliminate profit from certain non-recurring retroactive billings in fiscal 2008, the results for the nine months ended June 30, 2008 would have been net income of $0.1 million, or $0.01 per share.
Non-GAAP Measures
This earnings release contains certain non-GAAP financial information. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”), and may be different from non-GAAP measure reported by other companies. See table below for reconciliation of non-GAAP items.
Conference Call Details
A conference call to discuss the results of the third quarter and nine months results of fiscal year 2009 will be held today, August 14, 2009 at 11:00 am EDT. Interested parties may participate in the conference call by dialing USA/Canada (877) 869-3847, International (201) 689-8261 about 5 -10 minutes prior to 11:00 am EDT. A recording of the conference call will be available from 3:00 pm EDT August 14, 2009 through August 21, 2009. For the replay, please dial (877) 660-6853 (replay account #353, replay conference #330268). The access number for the replay for international callers is (201) 612-7415 (replay account #353, replay conference #330268).
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff GS. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff GS specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are

“forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year and its other filings with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2009	2008
REVENUES
Operating revenues	$13,123	$15,767
Non-recurring retroactive billings	—	2,021

Total revenue	13,123	17,788

DIRECT EXPENSES
Operating direct expense	11,023	12,738
Non-recurring retroactive billings	—	1,735

Total direct expense	11,023	14,473

GROSS PROFIT
Operating gross profit	2,100	3,029
Non-recurring retroactive billings	—	286

Total gross profit	2,100	3,315

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,743	2,970

DEPRECIATION AND AMORTIZATION	62	70

(Loss) income from operations	(705)	275

OTHER INCOME (EXPENSE)
Interest income	9	6
Interest expense	(31)	(30)
Settlement of prior periods’ payroll tax contingencies	—	300
Other income, net	159	38
Legal expense related to pre-acquisition activity of acquired company	(4)	(18)

	133	296

(Loss) income from continuing operations before taxes	(572)	571

INCOME TAX BENEFIT	39	—

(Loss) income from continuing operations	(533)	571

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $0 for the quarter ended June 30, 2008	—	(30)

Loss from discontinued operations	—	(30)

NET (LOSS) INCOME	$(533)	$541

(LOSS) EARNINGS PER SHARE — BASIC & DILUTED
(Loss) income from continuing operations	$(0.11)	$0.12
Loss from discontinued operations	0.00	(0.01)

Net (loss) earnings per share	$(0.11)	$0.11

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,897	4,868

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,897	4,882

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Nine Months Ended
	June 30,	June 30,
	2009	2008
REVENUES
Operating revenues	$41,528	$47,030
Non-recurring retroactive billings	—	3,524

Total revenue	41,528	50,554

DIRECT EXPENSES
Operating direct expense	34,498	38,578
Non-recurring retroactive billings	—	2,958

Total direct expense	34,498	41,536

GROSS PROFIT
Operating gross profit	7,030	8,452
Non-recurring retroactive billings	—	566

Total gross profit	7,030	9,018

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,067	8,220

DEPRECIATION AND AMORTIZATION	185	248

(Loss) income from operations	(1,222)	550

OTHER INCOME (EXPENSE)
Interest income	41	18
Interest expense	(86)	(131)
Settlement of prior periods’ payroll tax contingencies	—	300
Other income, net	211	101
Legal expense related to pre-acquisition activity of acquired company	(16)	(156)

	150	132

(Loss) income from continuing operations before taxes	(1,072)	682

INCOME TAX BENEFIT	28	—

(Loss) income from continuing operations	(1,044)	682

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $0 for 2008	—	(42)

Loss from discontinued operations	—	(42)

NET (LOSS) INCOME	$(1,044)	$640

(LOSS) EARNINGS PER SHARE — BASIC & DILUTED
(Loss) income from continuing operations	$(0.21)	$0.14
Loss from discontinued operations	0.00	(0.01)

Net (loss) earnings per share	$(0.21)	$0.13

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,901	4,851

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,901	4,865

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	June 30,	September 30,
	2009	2008
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,721	$5,213
Accounts receivable, net of allowance for doubtful accounts of $13 and $2 as of June 30, 2009 and September 30, 2008, respectively	12,036	12,892
Prepaid workers’ compensation	516	562
Other current assets	432	607

Total current assets	16,705	19,274

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	3,299	3,299
Computer equipment	625	619
Computer software	1,229	1,166
Leasehold improvements	20	20

	5,173	5,104

Less accumulated depreciation and amortization	(4,595)	(4,409)

Equipment and improvements, net	578	695

TRADENAME	4,569	4,569

GOODWILL	10,305	10,305

OTHER ASSETS	281	151

TOTAL ASSETS	$32,438	$34,994

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	June 30,	September 30
	2009	2008
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$1,500	$1,500
Current portion of capital lease obligations	64	69
Accrued payroll	10,643	10,585
Accrued pension liability	—	70
Accounts payable	1,591	2,578
Accrued expenses and other current liabilities	1,404	2,008
Liabilities from discontinued operations	20	66

Total current liabilities	15,222	16,876

CAPITAL LEASE OBLIGATIONS, net of current portion	82	128

OTHER LONG TERM LIABILITY, net of current portion	64	104

Total Liabilities	15,368	17,108

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 4,900 at June 30, 2009 and 4,874 at September 30, 2008, respectively; outstanding 4,898 at June 30, 2009 and 4,843 at September 30, 2008, respectively	5	5
Additional paid-in capital	69,067	68,844
Accumulated deficit	(51,978)	(50,934)
Accumulated comprehensive loss	—	(5)
Treasury stock, 2 shares at cost at June 30, 2009 and September 30, 2008	(24)	(24)

Total shareholders’ equity	17,070	17,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,438	$34,994

Reconciliation of Non-GAAP Items:

	For the three months ended		For the nine months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

NET (LOSS) INCOME	$(533)	$541	$(1,044)	$640
Gross profit from non-recurring retroactive billings	—	(286)	—	(566)

ADJUSTED NET LOSS	$(533)	$255	$(1,044)	$74

GAAP based diluted net (loss) earnings per share	$(0.11)	$0.11	$(0.21)	$0.13
Adjustments:
Gross profit from non-recurring retroactive billings	$—	$(0.06)	$—	$(0.12)

Adjusted diluted net (loss) earnings per share	$(0.11)	$0.05	$(0.21)	$0.01

This press release includes certain non-GAAP financial measures. TeamStaff’s management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures, such as net income, cash flow data or other financial information presented in the consolidated financial statements. Adjusted net (loss) income, a non-GAAP financial measure, is defined as net (loss) income minus gross profit from non-recurring retroactive billings. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations. Management believes that this information provides greater insight into our Company’s underlying operating performance that facilitates a more meaningful comparison of its current financial results in different reporting periods. The Company has chosen to show the three and nine month comparative adjusted net (loss) income to show what results would have been in the three and nine months of fiscal 2008 had the non-recurring retroactive billings not occurred.